EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of December 21, 2023, by and among NUVERA COMMUNICATIONS, INC., a Minnesota corporation (the “Borrower”), the Guarantors party hereto, COBANK, ACB (“CoBank”), in its capacity as administrative agent under the Existing Credit Agreement (as defined below; CoBank, in such capacity, the “Administrative Agent”) as the Swing Line Lender, as the sole Issuing Lender and as a Lender, and each other Lender and Voting Participant party to the Existing Credit Agreement (as defined below; collectively, the “Existing Lenders”).

RECITALS

    WHEREAS, the Borrower, the guarantors party thereto from time to time (collectively, the “Guarantors” and, together with the Borrower, the “Loan Parties”), the Lenders party thereto from time to time and the Administrative Agent have entered into that certain Credit Agreement, dated as of July 15, 2022 (as the same has been and may be further amended, restated, or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that (i) certain of the financial institutions set forth on Schedule 1 hereto (the “Increasing Lenders”) provide an increase to the Revolving Commitment in an amount equal to $10,000,000 (the “Revolving Increase”) and (ii) the other Revolving Lenders consent to the Revolving Increase;

            WHEREAS, the Administrative Agent, the Existing Lenders, the Increasing Lenders and the Loan Parties have hereby agreed to the following amendments to the Existing Credit Agreement on the terms and subject to the conditions set forth herein (the Existing Credit Agreement, as so modified and amended, the “Amended Credit Agreement”);

            NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Certain Definitions; Interpretation.

(a)                Defined terms used but not otherwise defined herein shall have the meanings when used herein as set forth in the Amended Credit Agreement (as defined below).

(b)               The rules of construction set forth in Sections 1.2 through 1.7 of the Amended Credit Agreement shall apply to this Amendment.

2.                  Amendments to Existing Credit Agreement.  Subject to the satisfaction (or waiver) of the conditions set forth in Section 4 hereof, the Existing Credit Agreement is hereby amended by:

(a)                adding the following definitions to Section 1.1 thereof in alphabetical order as follow:

 “Third Amendment” means that certain Third Amendment to Credit Agreement, by and among the Administrative Agent, the Lenders party thereto, the Voting Participants party thereto, the Issuing Lender, the Swing Line Lender, the Borrower, and the other Loan Parties thereto, dated as of the Third Amendment Effective Date.

“Third Amendment Effective Date” means December 21, 2023.

(b)               amending the definition of “Revolving Commitment” set forth in Section 1.1 thereof by amending and restating the last sentence thereof to read as follows:

“As of the Third Amendment Effective Date, the aggregate amount of the Revolving Commitments of all Revolving Lenders is $40,000,000.”

3.                  Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants to the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders that, as of the Effective Date, after giving effect to this Amendment:

(a)                the representations and warranties of the Loan Parties set forth in Article V of the Amended Credit Agreement and in the other Loan Documents are true and correct, except such representations and warranties that are not qualified by reference to materiality or a Material Adverse Change are true and correct in all material respects, after giving effect to this Amendment, as though made on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date);

(b)               each Loan Party has taken all necessary limited liability company, corporate and other action to authorize the execution, delivery and performance of this Amendment and each of the other Loan Documents to which it is a party;

(c)                this Amendment is the legally valid and binding obligation of each Loan Party hereto, enforceable against such Person in accordance with its terms, subject only to limitations on enforceability imposed by (y) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (z) general equitable principles;

(d)               no event has occurred and is continuing, or would result from the transactions contemplated by this Amendment, that constitutes a Default or an Event of Default;

(e)                no Loan Party has received written notice and no Authorized Officer of any Loan Party or any Subsidiary of a Loan Party has knowledge of any action, suit, proceeding or investigation pending against or threatened in writing against any Loan Party or any Subsidiary of any Loan Party or any of their respective properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any other Governmental Authority (including the FCC and any applicable PUC) that would reasonably be expected to result in a Material Adverse Effect; and

(f)                all material governmental and third-party consents, subordinations and waivers, as applicable, required to effectuate the transactions contemplated hereby a have been obtained and are in full force and effect, including any required material permits and authorizations of all applicable Governmental Authorities, including the FCC and all applicable PUCs.

4.                  Conditions to Effectiveness. The effectiveness of this Amendment and the amendments set forth herein are subject to the satisfaction of the following conditions (the date upon which such conditions are satisfied, the “Effective Date”):

(a)                Amendment Documents.  The Administrative Agent shall have received duly authorized and executed copies of each of the following in form and substance satisfactory to the Administrative Agent and, if applicable, its counsel, in each case signed by an Authorized Officer of each applicable Loan Party and by each other Person party thereto:

(i)                 this Amendment;

(ii)               all Notes requested by the Lenders; and

(iii)             all other documents and instruments required by the Amended Credit Agreement or this Amendment in connection with the execution, delivery and performance of this Amendment by each Loan Party.

(b)               Closing Certificates.  The Administrative Agent shall have received duly authorized and executed copies of each of the following in form and substance satisfactory to the Administrative Agent and, if applicable, its counsel:

(i)                 a certificate of the Borrower on behalf of itself and the other Loan Parties signed by an Authorized Officer of the Borrower, dated as of the Third Amendment Effective Date stating that (A) the representations and warranties of the Loan Parties set forth in Article V of the Amended Credit Agreement and in the other Loan Documents are true and correct, except such representations and warranties that are not qualified by reference to materiality or a Material Adverse Change are true and correct in all material respects, after giving effect to this Amendment, as though made on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date), (B) no Default or Event of Default exists or is continuing as of the Third Amendment Effective Date, or will result from the transactions contemplated by this Amendment, (C) all Governmental Authority authorizations required with respect to the execution, delivery or performance of this Amendment by the Loan Parties have been received, (D) since December 31, 2022, there has occurred no Material Adverse Effect and (E) each of the Loan Parties has satisfied each of the other closing conditions required to be satisfied by it hereunder;

(ii)               a certificate dated as of the Third Amendment Effective Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (A) all corporate or limited liability company action taken by each Loan Party in connection with the authorization of this Amendment and the Revolving Increase; (B) the names of the Authorized Officers authorized to sign the Loan Documents on behalf of each Loan Party and their true signatures; and (C) certifying that there have been no changes to its Organizational Documents since last delivered to the Administrative Agent on the Closing Date, together with certificates from the appropriate state officials as to the continued existence and good standing or existence (as applicable) of each Loan Party in each state where organized; and

(iii)             a Solvency Certificate, duly executed by an Authorized Officer of the Borrower.

(c)                Representations and Warranties.  The representations and warranties of the Loan Parties set forth in Section 3of this Amendment, in Article V of the Amended Credit Agreement and in the other Loan Documents shall be true and correct, except such representations and warranties that are not qualified by reference to materiality or a Material Adverse Change shall be true and correct in all material respects, after giving effect to this Amendment, as though made on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date).

(d)               No Material Adverse Effect.  Since December 31, 2022, there shall not have occurred any Material Adverse Effect.

(e)                Defaults and Events of Default.  After giving effect to this Amendment, no event shall have occurred and shall be continuing, or would result from, the transactions contemplated by this Amendment that constitutes a Default or an Event of Default.

(f)                Governmental Approvals.  The Administrative Agent shall have received evidence that all material governmental (including, without limitation, all FCC and applicable PUC) authorizations, consents and waivers which are required with respect to the execution, delivery or performance of this Amendment and the Revolving Increase and the other transactions contemplated thereby shall have been obtained or made and shall be final orders and in full force and effect.

(g)               Payment of Fees.  The Borrower shall have paid (i) the fees described in that certain fee letter, dated as of the Third Amendment Effective Date, between the Borrower and the Increasing Lender and (ii) all other fees and expenses related to this Amendment and the other Loan Documents payable on or before the Third Amendment Effective Date as required by this Amendment or any other Loan Document.

5.                  Reaffirmation of Security Interest.  Each of the Borrower and each Guarantor hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated thereby.  Each of the Borrower and each Guarantor, as applicable, (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Amended Credit Agreement and the other Loan Documents to which it is a party and (b) agrees that (i) each Loan Document, as modified by this Amendment, to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder, as modified by this Amendment, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the Administrative Agent.

6.                  Release.   Although each of the Administrative Agent and the Lenders regards its conduct as proper and does not believe that any of the Loan Parties have any claim, right, cause of action, offset or defense against the Administrative Agent, any Lender, or any of their respective affiliates or participants in connection with the execution, delivery, performance and administration of, or the transactions contemplated by, the Existing Credit Agreement, the other Loan Documents or this Amendment, the Administrative Agent, the Lenders and the Loan Parties, as an inducement to enter into this Amendment and as consideration therefor, agree to eliminate any possibility that any past conduct, conditions, acts, omissions, events, circumstances or matters of any kind whatsoever could impair or otherwise affect any rights, interests, contracts or remedies of the Administrative Agent, any Lender, any of their respective affiliates or any participant.  Therefore, each Loan Party unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, jointly and severally releases, waives and forever discharges the Administrative Agent, each Lender, and each of their respective affiliates and participants from and against (a) any and all liabilities, indebtedness and obligations, of any kind whatsoever, (b) any legal, equitable or other obligations of any kind whatsoever and (c) all other claims, rights, causes of action, counterclaims or defenses of any kind whatsoever, in contract or in tort, at Law or in equity, whether known or unknown, direct or derivative, which each Loan Party, or any predecessor, successor or assign thereof might otherwise have against the Administrative Agent, any Lender, or any of their respective affiliates or participants on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, circumstance or matter of any kind whatsoever which, in the case of clauses (a) through (c), arise from or relate to any actions which any such Person has or may have taken or omitted to take in connection with, or otherwise arise from, relate to or are in connection with, the Existing Credit Agreement or the other Loan Documents, that existed, arose or occurred at any time prior to the effectiveness of this Amendment; provided, that, the foregoing releases and waivers shall not apply to any claims arising from the gross negligence or willful misconduct of the Administrative Agent, such Lender or any such affiliate or participants.

7.                  Expenses; Indemnity; Damage Waiver.  Section 11.3 of the Amended Credit Agreement is hereby incorporated, mutatis mutandis, by reference as if such section was set forth in full herein.

8.                  Miscellaneous.

(a)                Counterparts; Integrations; Effectiveness.

(i)                 This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment, the Amended Credit Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

(ii)               The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any similar state laws based on the Uniform Electronic Transactions Act. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(b)               Successors and Assigns.  The provisions of this Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted by the Amended Credit Agreement, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except as permitted under the Amended Credit Agreement.

(c)                Governing Law.  This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of Colorado. Section 11.10 of the Amended Credit Agreement regarding governing law, submission to jurisdiction, waiver of venue, service of process and waiver of jury trial is hereby incorporated, mutatis mutandis, by reference as if such section was set forth in full herein.

(d)               Severability.  The provisions of this Amendment are intended to be severable.  If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(e)                Headings.  The headings of this Amendment are included for convenience and shall not affect the interpretation of this Amendment.

(f)                Loan Document.  This Amendment is a Loan Document and subject to the terms of the Amended Credit Agreement.

(g)               Effect on the Existing Credit Agreement and other Loan Documents.  Except as specifically modified by this Amendment, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and this Amendment shall not be considered a novation.  Other than as specifically set forth in Section 3, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Existing Credit Agreement or any of the other Loan Documents.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by such party, or to be executed by a duly authorized officer of such party, as of the date first above written.

BORROWER:

NUVERA COMMUNICATIONS, INC., as Borrower

By:  /s/ Glenn H. Zerbe
Name:  Glenn H. Zerbe

Title:    Chief Executive Officer and President

GUARANTORS:

PEOPLES TELEPHONE COMPANY

WESTERN TELEPHONE COMPANY

HUTCHINSON TELEPHONE COMPANY

HUTCHINSON TELECOMMUNICATIONS, INC.

HUTCHINSON CELLULAR, INC.

TECH TRENDS, INC.

SLEEPY EYE TELEPHONE COMPANY

SCOTT-RICE TELEPHONE CO., each as Guarantor

By:  /s/ Glenn H. Zerbe
Name:  Glenn H. Zerbe

Title:    Chief Executive Officer and President

COBANK, ACB, as a Lender, the Administrative Agent and the Swing Line Lender

By: /s/ Lennie Blakeslee_____________________

Lennie Blakeslee

Managing Director

GREENSTONE FARM CREDIT SERVICES, FLCA, as a Voting Participant pursuant to the provisions of Section 11.7 of the Existing Credit Agreement

By:   /s/                                                                 _

Name:

Title:

FEDERAL AGRICULTURAL MORTGAGE CORPORATION, as a Voting Participant pursuant to the provisions of Section 11.7 of the Existing Credit Agreement

By: /s/                                                                   _

Name:

Title:

AGCOUNTRY FARM CREDIT SERVICES, FLCA, as a Voting Participant pursuant to the provisions of Section 11.7 of the Existing Credit Agreement

By: /s/                                                                   _

Name:

Title: